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                                                                   EXHIBIT 10.29

              CONFIDENTIALITY AND INTELLECTUAL PROPERTY AGREEMENT

       THIS AGREEMENT sets forth the understandings between you and TELECT, INC. ("Telect") concerning your treatment of confidential and proprietary information and concerning any inventions you may make in connection with your employment by Telect.

RECITALS

       A. Telect and its subsidiaries are engaged in a business which is highly dependent upon confidential technology and know-how, and which is uniquely vulnerable to harmful disclosures of confidential information by employees and former employees;

       B.     Telect requires certain undertakings from you as a condition to
              (i) Telect's engagement of you as an employee or (ii) Telect's continuation of your employment and grant to you of options to purchase Telect's common stock;

       C. You acknowledge that either item (i) or item (ii) of Recital B constitutes adequate consideration for your undertakings pursuant to this Agreement.

AGREEMENT

1. Definitions. For purposes of this Agreement, the terms below shall have the following meanings:

              (a) "Proprietary Information" shall mean information not publicly known, whether or not in writing, related to the business activities of Telect or its subsidiaries, including, but not limited to, technical and scientific information, manufacturing information, research information, financial information, marketing information, employee lists, customer lists, and business plans. Proprietary Information shall also include, but not be limited to, confidential information about third parties for which Telect or its subsidiaries has a nondisclosure obligation of any kind.

              (b) "Invention" shall mean any discovery, design, improvement, method, process, new concept or new idea, of any nature, whether or not patentable or copyrightable, whether or not reduced to practice, whether conceived or discovered individually or jointly with others, and whether or not related to your scope of employment by or duties to Telect or its subsidiaries.

       2. Proprietary Information.

              (a) Unless you have received the prior written consent of Telect:

                     (1) You shall not at any time during or after your employment with Telect, directly or indirectly disclose any Proprietary Information except to another employee of Telect or its subsidiaries whose responsibilities require knowledge of the Proprietary Information; you shall also not discuss or mention Proprietary Information in circumstances where such discussion or mention could possibly be overheard by unauthorized persons; and

                     (2) You shall not reproduce or publish or make any direct or indirect use of any Proprietary Information, except for purposes directly related to your duties on behalf of Telect or its subsidiaries.

                     (3) You shall exercise the utmost care to protect the secrecy of the Proprietary Information and shall maintain and protect all Proprietary Information while in your



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possession and implement adequate safeguards to ensure that unauthorized persons do not have access to the Proprietary Information.

              (b) Upon termination of your status as an employee of Telect, you shall deliver to Telect all originals and copies in your control or possession of documents, objects, designs, drawings, photographs, or written information which describe, depict, or contain any Proprietary Information. You agree that the product of any services performed by you in the course of your employment or engagement by Telect, including, but not limited to, Proprietary Information, shall be the property of Telect.

       3. Inventions

              (a) Employee's Rights In Inventions.

                     (i) Previous Employee Inventions. In the space provided below, or on a separate sheet attached to this Agreement, you may list all Inventions: (a) that you made prior to your employment with Telect; and (b) that you claim belong to you or that you claim an interest in; and (c) that relate to Telect's or its subsidiaries' businesses or proposed businesses and products; and (d) in which you wish to retain all claimed ownership rights ("Employee Inventions"). If you have not listed any Employee Inventions, you acknowledge and agree that no such Employee Inventions exist. You understand that your listing of any Employee Invention(s) here does not constitute an acknowledgement by Telect or any of its subsidiaries of your ownership of such Employee Invention(s).

                     Employee Inventions:

                                                   Identifying Number or
                     Title         Date             Brief Description


                     -----------------------------------------------------------
                     -----------------------------------------------------------
                     -----------------------------------------------------------

                     ____ (Check as applicable) You have attached a separate sheet listing Employee Inventions.

                     (ii) Future Employee Inventions. Telect acknowledges and agrees, as provided by applicable state law, that any Inventions: (a) that you develop entirely on your own time; and (b) that you ---- develop without using Telect's or its subsidiaries' equipment, supplies, facilities, or trade secret information; and (c) that --- do not result from any work performed by you for Telect or its subsidiaries; and
                            (d) that do not directly relate at the time --- of conception or reduction to practice to the business of Telect or its subsidiaries, or actual or demonstrably anticipated research or development of Telect or its subsidiaries, will be owned entirely by you, even if developed by you during the time period in which you are employed by Telect.



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              (b) Telect's Rights In Inventions.

                     (i) Disclosure. You agree to make full written disclosure promptly to Telect of any and all Inventions that you develop during or as the result of your employment at Telect.

                     (ii) Assignment of Inventions to Telect. You agree that all Inventions that: (a) have been or are developed using the equipment, supplies, facilities or Proprietary Information of Telect or its subsidiaries, (b) have resulted from or have been or are suggested by work performed by you for Telect or its subsidiaries, or (c) which have been or are conceived or reduced to practice during your employment at Telect and which directly relate to the business, or actual or demonstrably anticipated research or development of Telect or its subsidiaries ("Telect Inventions"), will be the sole and exclusive property of Telect, and you will and hereby do assign all your right, title and interest in such Telect Inventions to Telect.

                     (iii) Assignment of Moral Rights to Telect. In addition, you hereby transfer and assign "moral" rights that you may have in any Telect Invention(s) under any copyright or other law, whether U.S. or foreign. You agree to waive and never to assert any such "moral" rights in Telect Inventions during or after the termination of your employment with Telect. You agree that Telect, its subsidiaries and licensees are not required to designate you as the author of any Telect Inventions when distributed. You also agree that Telect retains sole discretion with regard to how and for what purposes, if any, such Telect Invention(s) are used.

              (c) Protection of Telect Inventions.

                     You agree (at Telect's expense) to assist Telect or any of its applicable subsidiaries in every proper way to obtain and to help Telect or any of its applicable subsidiaries enforce patents, copyrights, and other legal protections for Telect Inventions in any and all countries. You agree to promptly execute any documents that Telect may reasonably request for use in obtaining or enforcing such patents, copyrights and other legal protections. You acknowledge that all original works of authorship that have been or are made by you (solely or jointly with others) within the scope of your employment at Telect, and that are protectable by copyrights, are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C. Section 101). To the extent any work does not constitute a work made for hire, you agree to assign all rights, title, and interest in any copyright pertaining thereto.

       4. Prior Employment. You understand that Telect is not employing you to obtain any information which is the property of any previous employer or any others for whom you have performed services. You agree to not, in performing services for Telect or its subsidiaries, make use of information which is the property of and/or confidential information of any employer or other person or entity for whom you have performed services. You represent and warrant that you are not currently subject to any contractual or other secrecy restriction which would prevent or materially limit you from carrying out your duties for Telect or its subsidiaries. In the event that you seek new employment, you agree to notify each new employer, prior to accepting your employment, of the existence of this Agreement. You agree to indemnify and hold Telect and its subsidiaries, officers, directors, employees and agents harmless from any loss, liability or damage arising out of the inaccuracy of the foregoing representation and warranty.

       5. Notice of Unauthorized Disclosure. You agree to immediately notify Telect of any actual or potential misuse, misappropriation or unauthorized disclosure of Proprietary Information or violation of this Agreement by any current or former employee of Telect or any third party that may come to your attention.

       6. Assignment. Telect may assign all rights and obligations under this Agreement.



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       7. Equitable Relief. You acknowledge that any violation by you of any of the provisions of this Agreement may cause Telect and its subsidiaries irreparable injury. You therefore agree that Telect shall be entitled, in addition to any remedies it may have under this Agreement or at law, to injunctive and other equitable relief to prevent or curtail any breach of this Agreement by you.

       8. No Waiver. No waiver of any of the terms or provisions of this Agreement shall be valid unless in writing and signed by the party against which the enforcement of such waiver is sought, nor shall any waiver or failure to enforce any right hereunder be deemed to be a waiver of the same or any other right in any other instance.

       9. Enforcement Costs. In any action to enforce its rights hereunder, the prevailing party shall be reimbursed by the other for its costs of enforcement, including, without limitation, reasonable attorney's fees and costs of appeal.

       10. Governing Law. Telect and you intend that this Agreement be governed by and enforced to the greatest extent permitted by the laws of the State of Washington. If any provisions of this Agreement, on their face or as applied to any person or circumstance, are or become unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons, circumstances or extents, will not be affected and will continue in force.

       11. Amendments. All amendments of this Agreement shall be made in writing and signed by the parties. No oral amendment shall be binding on the parties.

       12. Entire Agreement; Survival. This Agreement is intended to be the parties' complete expression of the terms of their agreement with respect to the subject matters addressed herein. Any prior agreements, understandings or statements, oral or written, with respect to such subject matters are superseded hereby and fully merged herein. This Agreement is not intended to be and shall not constitute an employment contract. Telect shall have no obligation whatsoever to continue to employ you at any time. You agree that your obligations hereunder shall survive any termination of your employment, regardless of the reason, or lack thereof, for such termination, or the amount of any compensation received in connection therewith.

       13. NO CHANGE TO AT WILL STATUS. NOTHING CONTAINED IN THIS AGREEMENT ALTERS THE AT WILL STATUS OF YOUR EMPLOYMENT WITH TELECT, INC.



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       IN WITNESS WHEREOF, the parties hereby execute this Confidentiality and
Intellectual Property Agreement as of the date set forth next to the parties' signatures.

TELECT:                                 EMPLOYEE:
TELECT, INC.                            ----------------------------------------

By:                                     Print name:
   -----------------------------                   -----------------------------

Its:                                    Date:
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Date:                                   Address:
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